As filed with the Securities and Exchange Commission on April 2, 2009

Registration No. 333-149769

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

(Post-Effective Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THORNBURG MORTGAGE, INC.

and Additional Subsidiary Guarantor Registrants

(See Table of Subsidiary Guarantors Below)

(Exact Name of Registrant as Specified in Its Charter)

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

(505) 989-1900

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

MARYLAND	85-0404134
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Larry A. Goldstone

Chief Executive Officer and President

Thornburg Mortgage, Inc.

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

(505) 989-1900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Karen A. Dempsey

Orrick, Herrington & Sutcliffe, LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ADFITECH, Inc.	Nevada	75-2645820

Thornburg Acquisition Subsidiary, Inc.	Delaware	87-0777413

Thornburg Mortgage Hedging Strategies, Inc.	Delaware	14-1949383

Thornburg Mortgage Home Loans, Inc.	Delaware	85-0465215

(1)	The address and phone number for each subsidiary guarantor, except for ADFITECH, Inc., is 2300 North Ridgetop Road, Santa Fe, New Mexico 87506, (505) 989-1900. The address and phone number for ADFITECH, Inc. is 3001 Technology Drive, Edmond, Oklahoma 73013, (405) 715-8100.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-3 is being filed, pursuant to the Registrant’s undertaking in Part II, Item 17(a)(3) of the original Registration Statement, for the purpose of (A) removing from registration 85,810,716 of the 304,315,195 shares originally registered under the Securities Act of 1933 for resale by certain selling shareholders named in prospectus supplements to the original Registration Statement and (B) removing from registration $1,196,708,993 of the $1,265,579,262 aggregate principal amount of our Senior Subordinated Secured Notes due 2015 (the “Senior Subordinated Notes”) originally registered for under the Securities Act of 1933 for resale by certain selling noteholders named in prospectus supplements to the original Registration Statement.

The Registrant has terminated the offering of shares and Senior Subordinated Notes, and the Registrant hereby withdraws from registration under the Securities Act of 1933 all 85,810,716 shares and $1,196,708,993 aggregate principal amount of Senior Subordinated Secured Notes that remain unsold by the selling shareholders or selling noteholders, respectively.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on March 31, 2009.

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Garrett Thornburg	Chairman of the Board	March 31, 2009

* Larry A. Goldstone	Chief Executive Officer, President and Director	March 31, 2009

* Clarence G. Simmons, III	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2009

* Eliot R. Cutler	Director	March 31, 2009

* Ike Kalangis	Director	March 31, 2009

* Francis I. Mullin, III	Director	March 31, 2009

*By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Attorney-in-Fact

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on March 31, 2009.

ADFITECH, INC.

By:	/s/ Tom Apel
Tom Apel
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tom Apel Tom Apel	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2009

/s/ Deborah Maple Deborah Maple	Vice President and Controller (Principal Financial and Accounting Officer)	March 31, 2009

/s/ Larry A. Goldston Larry A. Goldstone	Director	March 31, 2009

* Clarence G. Simmons, III	Director	March 31, 2009

* Paul G. Decoff	Director	March 31, 2009

*By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Attorney-in-Fact

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on March 31, 2009.

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Larry A. Goldstone	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2009

* Clarence G. Simmons, III	Senior Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer	March 31, 2009

*By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Attorney-in-Fact

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on March 31, 2009.

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Larry A. Goldstone	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2009

* Clarence G. Simmons, III	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 31, 2009

*By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Attorney-in-Fact

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on March 31, 2009.

THORNBURG MORTGAGE HOME LOANS, INC.

By:	/s/ Paul G. Decoff
Paul G. Decoff
President and Chief Lending Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Paul G. Decoff	President, Chief Lending Officer and Director (Principal Executive Officer)	March 31, 2009

* Clarence G. Simmons, III	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 31, 2009

/s/ Larry A. Goldstone Larry A. Goldstone	Director	March 31, 2009

* Tom Apel	Director	March 31, 2009

*By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Attorney-in-Fact